EXHIBIT 2B

                  PLAN OF MERGER DATED AS OF SEPTEMBER 10, 1998
                BETWEEN THE FIRST NATIONAL BANK OF MARYSVILLE AND
                THE FIRST NATIONAL INTERIM BANK OF MARYSVILLE --
              FILED AS EXHIBIT B TO THE PROXY STATEMENT/PROSPECTUS
                     INCLUDED IN THIS REGISTRATION STATEMENT
                                      R-15